Exhibit 32.1
CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Navitas Semiconductor Corporation (“Navitas”), that, to his knowledge, Navitas’ annual report on Form 10-K for the year ended December 31, 2025, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Navitas. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to that Form 10-K. A signed original of this statement, which may be electronic, has been provided to Navitas and will be retained by Navitas and furnished to the Securities and Exchange Commission or its staff upon request.

Date: February 27, 2026	/s/ Chris Allexandre Chris Allexandre President and Chief Executive Officer (principal executive officer)

Date: February 27, 2026	/s/ Todd Glickman Todd Glickman Sr. V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)